Exhibit 5.1

March 13, 2014

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

Re: Registration Statement on Form S-3 filed by Athersys, Inc.

Ladies and Gentlemen:

We have acted as counsel for Athersys, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to 20,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) and/or warrants to purchase the Common Stock (the “Warrants”), as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock and the Warrants are together referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of the Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Certificate of Incorporation, as

Athersys, Inc.

March 13, 2014

amended, the Company’s Bylaws, as amended, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and the Common Stock issuable upon exercise of the Warrants will have been authorized and reserved for issuance, within the limits of the then remaining authorized but unreserved and unissued amount of Common Stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and (vii) any Warrant Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to the Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day